FS Investment Corporation 8-K
Exhibit 99.2

EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT

This Expense Support and Conditional Reimbursement Agreement (the “Agreement”) is made this 13th day of March 2012, by and between FS INVESTMENT CORPORATION, a Maryland corporation (the “Company”), and FRANKLIN SQUARE HOLDINGS, L.P., a Pennsylvania limited partnership (“FSH”).

WHEREAS, the Company is a non-diversified, closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, FB Income Advisor, LLC (“FBIA”) is the Company’s investment adviser and is a subsidiary of FSH; and

WHEREAS, the Company and FSH have determined that it is appropriate and in the best interests of the Company to ensure that no portion of distributions made to the Company’s stockholders will be paid from the Company’s offering proceeds or borrowings.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	FSH Expense Payments to the Company.

(a)
Commencing with the quarter ending March 31, 2012 and on a quarterly basis thereafter, FSH shall reimburse the Company for operating expenses in an amount equal to the difference between the Company’s cumulative distributions paid to the Company’s stockholders in each calendar quarter less Available Operating Funds (defined below) received by the Company on account of its investment portfolio during such calendar quarter.  Any payments required to be made by FSH pursuant to the preceding sentence shall be referred to herein as an “Expense Payment.”

(b)
FSH’s obligation to make an Expense Payment shall automatically become a liability of FSH and the right to such Expense Payment shall be an asset of the Company on the last business day of the applicable calendar quarter. The Expense Payment for any calendar quarter shall be paid by FSH to the Company in any combination of cash or other immediately available funds, and/or offsets against amounts due from the Company to FSH or FBIA, no later than the earlier of (i) the date on which the Company closes its books for such calendar quarter and (ii) forty-five days after the end of such calendar quarter.

(c)
For purposes of this Agreement, “Available Operating Funds” means the sum of (i) the Company’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

2.	Reimbursement of Expense Payments by the Company.

(a)
Following any calendar quarter in which Available Operating Funds exceed the cumulative distributions paid to the Company’s stockholders in such calendar quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof in accordance with Section 2(b), to FSH until such time as all Expense Payments made by FSH to the Company within three years prior to the last business day of such calendar quarter have been reimbursed.  Any payments required to be made by the Company pursuant to this Section 2(a) shall be referred to herein as a “Reimbursement Payment.”

(b)
The amount of the Reimbursement Payment for any calendar quarter shall equal the lesser of (i) the Excess Operating Funds in such calendar quarter and (ii) the aggregate amount of all Expense Payments made by FSH to the Company within three years prior to the last business day of such calendar quarter that have not been previously reimbursed by the Company to FSH.

(c)
The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company and the right to such Reimbursement Payment shall be an asset of FSH on the last business day of the applicable calendar quarter. The Reimbursement Payment for any calendar quarter shall be paid by the Company to FSH in any combination of cash or other immediately available funds no later than forty-five days after the end of such calendar quarter. Any Reimbursement Payments shall be deemed to have reimbursed FSH for Expense Payments in chronological order beginning with the oldest Expense Payment eligible for reimbursement under this Section 2.

3.	Termination and Survival.

(a)	This Agreement shall become effective as of the date of this Agreement.

(b)	This Agreement may be terminated at any time, without the payment of any penalty, by the Company or FSH at any time, with or without notice.

(c)
This Agreement shall automatically terminate in the event of (i) the termination by the Company of the Investment Advisory and Administrative Services Agreement, dated February 12, 2008, as amended August 5, 2008, between the Company and FBIA or (ii) the board of directors of the Company makes a determination to dissolve or liquidate the Company.

(d)
Notwithstanding anything to the contrary set forth in this Agreement, if this Agreement terminates automatically pursuant to Section 3(c) or, following a termination of this Agreement pursuant to Section 3(b), an event described in Section 3(c) occurs, the Company agrees to pay FSH an amount equal to all Expense Payments paid by FSH to the Company within three years prior to the date of such termination pursuant to Section 3(c) or the occurrence of such event, as applicable, and that have not been previously reimbursed by the Company to FSH.  Such repayment shall be made to FSH not later than thirty days after such date of termination or the date of such event, as applicable.

(e)
Sections 3 and 4 of this Agreement shall survive any termination of this Agreement.  Notwithstanding anything to the contrary, Section 2 of this Agreement shall survive any termination of this Agreement with respect to any Expense Payments that have not been reimbursed by the Company to FSH.

4.	Miscellaneous

(a)	The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(b)
This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of Delaware. For so long as the Company is regulated as a business development company under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control. Further, nothing in this Agreement shall be deemed to require the Company to take any action contrary to the Company’s Articles of Amendment and Restatement or Amended and Restated By-Laws, as each may be amended or restated, or to relieve or deprive the board of directors of the Company of its responsibility for and control of the conduct of the affairs of the Company.

(c)
If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(d)	The Company shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of FSH.

(e)
This Agreement may be amended in writing by mutual consent of the parties. This Agreement may be executed by the parties on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

FS INVESTMENT CORPORATION

By:           /s/ Gerald F. Stahlecker
Name:  Gerald F. Stahlecker
Title:  Executive Vice President

FRANKLIN SQUARE HOLDINGS, L.P.

By: Franklin Square Holdings, G.P., LLC, its general partner

By:           /s/ Gerald F. Stahlecker
Name:  Gerald F. Stahlecker
Title:  Executive Vice President